UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

INOVACHEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52865	26-1946130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Polymed Therapeutics, Inc.
3040 Post Oak Boulevard, Suite 1110
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 777-7088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On December 31, 2008, Peter Michaels, a Director of the Company since June 2008, advised the Company that he was resigning effective December 31, 2008.

             On January 4, 2009, Robyn Kravit, a Director of the Company since June 2008, advised the Company that she was resigning effective December 31, 2008.

The Company is not aware of any disagreements between Mr. Michaels or Ms. Kravit and any other officer or director of the Company.

We are providing both directors with copies of this current report concurrent with this filing.  Should any subsequent communications with either director regarding their decision to resign reveal any disagreement between them and the Company, the Board of Directors or any executive officer of the Company regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVACHEM, INC.

Date: January 7, 2009	By:	/s/ Alan Pritzker
Alan Pritzker, Chief Financial Officer